Exhibit 99.1

Jabil Completes the Divestiture of Mobility Business

Aligns Fiscal Year 2024 Financial Outlook to Reflect Close,

Business Outlook Unchanged

ST. PETERSBURG, Fla. – December 29, 2023 – Jabil Inc. (NYSE: JBL) announced today the closing of the transaction to divest its Mobility business to BYD Electronic (International) Company Limited (“BYDE”) in a cash transaction valued at $2.2 billion. The company previously announced the signing of a definitive agreement for the transaction on September 26, 2023.

“We are pleased to successfully close this transformational deal and I am confident that this is the right step forward for Jabil,” said CEO Kenny Wilson. “The net proceeds will enable us to enhance our shareholder-centric capital framework, including incremental share buybacks. Additionally, it will provide opportunities for further investment in key areas of our business.”

Q2 Fiscal Year 2024 Outlook:

As stated, for modeling purposes, the second quarter guidance provided by the Company on December 14, 2023, assumed a January 31, 2024, close date for the mobility divestiture. With the transaction closing earlier, Jabil now anticipates the midpoint of the prior guidance range for net revenue and core earnings per share for the second quarter to be lower by approximately $400 million and $0.30, respectively, which aligns with the expectations the company outlined on its first quarter earnings call.

	Prior Q2 FY24 Outlook	Updated Q2 FY24 Outlook
Net revenue	$7.0 billion – $7.6 billion	$6.6 billion – $7.2 billion
U.S. GAAP operating income (1)	$216 million – $301 million	$168 million – $253 million
U.S. GAAP diluted earnings per share (1)	$0.77 –$1.37 per diluted share	$0.47 – $1.07 per diluted share
Core operating income (non-GAAP) (2)	$339 million – $399 million	$291 million – $351 million
Core diluted earnings per share (non-GAAP) (2)	$1.73 – $2.13 per diluted share	$1.43 – $1.83 per diluted share

(1)	Excludes the anticipated gain on the divestiture of the Mobility business.
(2)

Core operating income and core diluted earnings per share exclude anticipated adjustments of $6 million for amortization of intangibles (or $0.05 per diluted share), $17 million for stock-based compensation expense and related charges (or $0.13 per diluted share) and $100 million to $75 million (or $0.78 to $0.58 per diluted share) for restructuring, severance, and related charges.

Fiscal Year 2024 Outlook:

“I am delighted to close the transaction and receive the net proceeds ahead of schedule,” said CFO Mike Dastoor. “The earlier close and receipt of funds will enable us to begin initiating plans to reduce stranded costs and executing a series of accelerated buybacks throughout FY24. As a result, we expect to fully utilize our current $2.5 billion dollar repurchase authorization this fiscal year. These actions give me confidence that we will be able to offset lower income in Q2 and deliver core earnings for FY24 in excess of $9 per diluted share.”

	Prior FY24 Outlook	Updated FY24 Outlook
Net revenue	$31 billion	$30.6 billion
Core operating margin	5.3% – 5.5%	5.3% – 5.5%
Core diluted earnings per share (non-GAAP)	$9.00+ per diluted share	$9.00+ per diluted share
Adjusted free cash flow (non-GAAP)	$1+ billion	$1+ billion

(Definitions: “U.S. GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as U.S. GAAP operating income less amortization of intangibles, stock-based compensation expense and related charges, restructuring, severance and related charges, distressed customer charges, acquisition and integration charges, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, business interruption and impairment charges, net and costs from the divestiture of businesses plus other components of net periodic benefit cost. Jabil defines core earnings as core operating income, less loss on debt extinguishment, loss (gain) on securities, other components of net periodic benefit cost, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under U.S. GAAP. Jabil defines adjusted free cash flow as net cash provided by (used in) operating activities less net capital expenditures (acquisition of property, plant and equipment less proceeds and advances from sale of property, plant and equipment). Jabil reports core operating income, core earnings, core diluted earnings per share and adjusted free cash flow to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and free cash flow from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its U.S. GAAP operating income, its calculation of core earnings and core diluted earnings per share to its U.S. GAAP net income and U.S. GAAP earnings per share and additional information in the supplemental information.)

Forward Looking Statements: This release contains forward-looking statements, including those regarding our guidance for future financial performance in our second quarter of fiscal year 2024 (including, net revenue, U.S. GAAP operating income, U.S. GAAP diluted earnings per share, core operating income (Non-GAAP), core diluted earnings per share (Non-GAAP) results and the components thereof, including but not limited to amortization of intangibles, stock-based compensation expense and related charges and restructuring, severance and related charges) and our full year 2024 (including net revenue, core operating margin (Non-GAAP), core diluted earnings per share (Non-GAAP) results and the components thereof and adjusted free cash flow (non-GAAP)), those related to our financial priorities and the future components of our expected capital structure and allocation, our expectations with respect to stock repurchase activities, including their timing, our plans to reduce costs, and those regarding the expected financial impact of the sale of the Mobility business to BYD Electronic (International) Company Limited (“BYDE”). The statements in this release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. Forward-looking statements could be affected by the following factors, among others, unexpected costs or unexpected liabilities that may arise from the Mobility transaction; scheduling production, managing growth and capital expenditures and maximizing the efficiency of our manufacturing capacity effectively; managing rapid declines or increases in customer demand and other related customer challenges that may occur; the effect of COVID-19 on our operations, sites, customers and supply chain; our dependence on a limited number of customers; our ability to purchase components efficiently and reliance on a limited number of suppliers for critical components; risks arising from relationships with emerging companies; changes in technology and competition in our industry; our ability to introduce new business models or programs requiring implementation of new competencies; competition; transportation issues; our ability to maintain our engineering, technological and manufacturing expertise; retaining key personnel; risks associated with international sales and operations, including geopolitical uncertainties; energy price increases or shortages; our ability to achieve expected profitability from acquisitions; risk arising from our restructuring activities; issues involving our information systems, including security issues; regulatory risks (including the expense of complying, or failing to comply, with applicable regulations; risk arising from design or manufacturing defects; risk arising from compliance, or failure to comply, with environmental, health and safety laws or regulations and intellectual property risk); financial risks (including customers or suppliers who become financially troubled; turmoil in financial markets; tax risks; credit rating risks; risks of exposure to debt; currency fluctuations; and asset impairment); changes in financial accounting standards or policies; risk of natural disaster, climate change or other global events; and risks arising from expectations relating to environmental, social and governance considerations. Additional factors that could cause such differences can be found in our Annual Report on Form 10-K for the fiscal year ended August 31, 2023, and our other filings with the Securities and Exchange Commission. We assume no obligation to update these forward-looking statements.

About Jabil:

At Jabil (NYSE: JBL), we are proud to be a trusted partner for the world’s top brands, offering comprehensive engineering, manufacturing, and supply chain solutions. With over 50 years of experience across industries and a vast network of over 100 sites worldwide, Jabil combines global reach with local expertise to deliver both scalable and customized solutions. Our commitment extends beyond business success as we strive to build sustainable processes that minimize environmental impact and foster vibrant and diverse communities around the globe. Discover more about us at www.jabil.com.

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Investor Contact

Adam Berry

Vice President, Investor Relations

adam_berry@jabil.com

Media Contact

Timur Aydin

Director, Enterprise Content and Media

publicrelations@jabil.com